UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2007
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-51535 (Commission File Number)	41-1731219 (I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN (Address of principal executive offices)	55429 (Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 12, 2007, the Caribou Coffee Company, Inc. (the “Company”) appointed Rosalyn T. Mallet, age 52, as interim Chief Executive Officer in addition to her current role as President and Chief Operating Officer. In order to compensate Ms. Mallet for the additional duties associated with this position, the Company has granted Ms. Mallet 35,000 stock options. These stock options shall vest on the earlier of: (i) sixty (60) days following the Company naming of a Chief Executive Officer; (ii) such date as Ms. Mallet should be terminated by the Company; or (iii) November 12, 2008.
     There are no further understandings or arrangements between Ms. Mallet and any other person pursuant to which she was selected as an executive officer. Ms. Mallet does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.
Date: February 1, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Rosalyn T. Mallet
Rosalyn T. Mallet
President, Chief Operating Officer and interim Chief Executive Officer